FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          VALASSIS COMMUNICATIONS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                DELAWARE                                38-2760940
                --------                                ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         19975 VICTOR PARKWAY,
           LIVONIA, MICHIGAN                              48152
           -----------------                              -----
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class              Name of each exchange on which
               to be so registered              each class is to be registered

      RIGHTS TO PURCHASE SHARES OF JUNIOR
      PREFERRED STOCK, SERIES A, PAR VALUE      NEW YORK STOCK EXCHANGE, INC.
      $.01 PER SHARE
      ------------------------------------


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

     Securities Act Registration Statement file number to which this form relates (if applicable):

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached as an exhibit to this Form 8-A.

     ITEM 2.  EXHIBITS

            1. Rights Agreement, dated September 1, 1999 between the Company and The Bank of New York (including exhibits thereto).

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


     Dated:  September 24, 1999             VALASSIS COMMUNICATIONS, INC.


                                            By:   /s/ Robert L. Recchia
                                               ---------------------------------
                                            Name:     Robert L. Recchia
                                            Title:    Chief Financial Officer